EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sarepta Therapeutics, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

/s/ KPMG LLP

Boston, Massachusetts
August 5, 2020